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Exhibit 3.3

CLOUD PEAK ENERGY INC.

B Y-L A W S

31 July 2008

ARTICLE I
Offices

        SECTION 1.1.    Registered Office.    The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

        SECTION 1.2.    Other Offices.    The Corporation may also have one or more other offices either within or without the State of Delaware as the Board of Directors shall from time to time determine, or as the business of the Corporation may require.

ARTICLE II
Stockholders' Meetings

        SECTION 2.1.    Annual Meeting.    The annual meeting of stockholders of the Corporation shall be held each year within five months after the close of the preceding fiscal year of the Corporation, at the time and place designated by the Board of Directors. The purpose of such meeting shall be the election of directors, and the transaction of such other business as may properly come before the meeting. Notice of the time and place of the annual meeting of stockholders shall be given to each stockholder of record of the Corporation, by mailing to such stockholder, at least 10 days and not more than 60 days prior to the meeting, a notice thereof, postage prepaid, addressed to the stockholder's last known post office address.

        SECTION 2.2.    Special Meetings.    Special meetings of stockholders shall be called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or by the Secretary upon the written request of stockholders holding at least a majority of the outstanding shares of stock of the Corporation. Notice of such special meetings shall state the time, place, and purpose of the meeting, and shall be given in the same manner as is provided in the case of annual meetings.

        SECTION 2.3.    Quorum; Adjournments.    The holders of a majority of the outstanding shares of stock of the Corporation shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present or represented by proxy may adjourn the meeting in the absence of a quorum.

        SECTION 2.4.    Voting.    Each share of stock shall entitle the holder of record to one vote. The election of directors shall be decided by a plurality of the votes cast. Any other action shall be authorized by a majority of the votes cast except where a different percentage of votes and/or a different exercise of voting power is required by statute, the Articles of Incorporation, or these By-Laws. In the election of directors, and for any other action, voting need not be by ballot.

        SECTION 2.5.    Representation by Proxy.    Every stockholder may authorize another person or persons to act for it by proxy in all matters in which a stockholder is entitled to participate. Every proxy must be signed by the stockholder or its attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.

ARTICLE III
Board of Directors

        SECTION 3.1.    General Powers.    Subject to any restrictions provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may appoint such committees and employ such agents as it deems advisable, and shall have the authority to fix the compensation of its members.

        SECTION 3.2.    Number, Election, and Term of Office.    The Board of Directors shall consist of not fewer than two (2) or more than fifteen (15) persons, or such other number as is fixed from time to time by the vote of a majority of the entire Board of Directors or by action of the stockholders of the Corporation. Directors need not be stockholders. Directors shall be elected at the annual meeting of stockholders for a term of one year, and shall hold office until their successors are elected, or until their earlier death, resignation, or removal as provided in these By-Laws.

        SECTION 3.3.    Resignations.    Any director of the Corporation may resign at any time by giving notice either in writing or by electronic transmission to the Corporation. Resignation shall take effect immediately upon receipt of the notice, or at such other time as is specified in the notice. Unless required by the notice, acceptance of the resignation is not needed to make it effective.

        SECTION 3.4.    Removal of Directors.    Except as may otherwise be required by statute, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the outstanding stock of the Corporation.

        SECTION 3.5.    Vacancies.    Any vacancy in the Board of Directors, occurring by resignation, removal or otherwise, may be filled by the vote of a majority of the remaining Directors, though less than a quorum, or by the stockholders at their next annual meeting or at a special meeting. Each director so elected shall hold office until his or her successor is elected, or until his or her earlier death, resignation or removal.

        SECTION 3.6.    Annual and Other Regular Meetings.    The annual meeting of the Board of Directors shall be held as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting is held. Other regular meetings of the Board of Directors shall be held at the times and places determined from time to time by the Board. Notice of the annual and other regular meetings need not be given to the directors.

        SECTION 3.7.    Special Meetings.    Special meetings of the Board of Directors may be called by the Chairman of the Board, two or more directors or the Chief Executive Officer. Written, oral, or any other form of notice of the time and place of special meetings shall be given at least 48 hours prior to any such meeting.

        SECTION 3.8.    Quorum and Manner of Acting.    A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting. The directors shall act only as a Board, and the individual directors shall have no power as such.

        SECTION 3.9.    Action by Consent.    Any action required or permitted to be taken by the Board of Directors or by a committee thereof may be taken without a meeting if all members of the board consent thereto, either in writing or by electronic transmission, and such consent is filed with the records of the Corporation or committee.

        SECTION 3.10.    Telephonic Meeting.    Any member of the Board of Directors or of a committee thereof may participate in a meeting of the Board of Directors or of the committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE IV
Officers

        SECTION 4.1.    Number and Qualifications.    The Corporation's officers shall be appointed at the Annual Meeting of the Board of Directors for a term of one year, or from time to time by resolution of the Board of Directors. Officers so appointed shall consist of a Chief Executive Officer and a Secretary. Other officers including, but not limited to, a Chairman of the Board, a Chief Financial Officer, one or more Vice Presidents, a Treasurer, a Controller and Assistants to the Secretary, Treasurer and Controller may also be appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person, and no officer except the Chairman of the Board need also be a director. Each officer shall hold office until his or her successor is duly appointed, or until his or her earlier death, resignation or removal. The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.

        SECTION 4.2.    Duties.    The duties of the officers shall be the duties usually imposed upon such officials of corporations, the duties required by law, and the duties assigned to them by the Board of Directors. The Secretary shall prepare in writing the proceedings of all meetings of stockholders, directors, and committees of directors and shall maintain the same with other records and information required to be kept pursuant to statute, the Articles of Incorporation or these By-Laws.

        SECTION 4.3.    Resignations.    Any officer of the Corporation may resign at any time by giving notice either in writing or by electronic transmission to the Corporation. Resignation shall take effect immediately upon receipt of the notice, or at such other time as is specified in the notice. Unless required by the notice, acceptance of the resignation is not needed to make it effective.

        SECTION 4.4.    Removal.    Any officer of the Corporation may be removed at any time, with or without cause, by and at a meeting of the Board of Directors.

        SECTION 4.5.    Vacancies.    Any vacancies in office arising from death, resignation, removal or otherwise may be filled by the Board of Directors at any regular meeting, or at a special meeting called for that purpose.

ARTICLE V
Stock Certificates and Their Transfer

        SECTION 5.1.    Stock Certificates.    Every holder of stock in the Corporation shall be entitled to have a certificate signed by the Chief Executive Officer and the Secretary, certifying the number of shares owned by such person in the Corporation. Any signature on any such certificate may be a facsimile.

        SECTION 5.2.    Transfers of Stock.    The shares of the stock of the Corporation shall be transferable or assignable only on the stock ledger of the Corporation, and only upon surrender by the holder, or the holder's duly authorized attorney, of the certificate for the shares duly endorsed and accompanied by proper evidence of succession, assignment or authority to transfer; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The Board of Directors may appoint, or authorize any officer to appoint, one or more transfer agents and one or more registrars.

        SECTION 5.3.    Fixing the Record Date.    For the purpose of determining the stockholders entitled to:

  (a)
  notice of, or to vote at, any meeting of stockholders or any adjournment of such a meeting;

  (b)
  receive payment of any dividend or distribution, or allotment of any rights; and

  (c)
  exercise any rights in respect of any change, conversion or exchange of stock;

or for any other lawful purpose, the Board of Directors may fix in advance a record date, which shall be not more than 60 days or less than 10 days before the date of such meeting. If no record date is fixed, the record date shall be as provided by statute.

        SECTION 5.4.    Registered Stockholders.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote and, except as otherwise provided by the laws of Delaware, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares of stock on the part of any other person.

ARTICLE VI
Indemnification

        SECTION 6.1.    General.    The Corporation shall indemnify every person who was or is a party, or is or was threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the fullest extent permitted by applicable law. Such indemnification may, in the discretion of the Board of Directors, include advances of the person's expenses in advance of final disposition of such action, suit or proceeding, subject to the provisions of any applicable statute.

        SECTION 6.2.    Rights Not Exclusive.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the indemnified party's official capacity and as to action in another capacity while holding such office.

        SECTION 6.3.    Insurance.    The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability incurred by such person in such capacity, or arising out of such person's capacity, whether or not the Corporation would have the power to indemnify the person against the liability under the provisions of this Article VI.

        SECTION 6.4.    Definition of "Corporation."    For the purposes of this Article VI, references to "the Corporation" include any constituent corporation absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, as well as the resulting or surviving corporation. As a result, any person who is or was a director, officer, employee or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

        SECTION 6.5.    Survival of Rights.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII
General Provisions

        SECTION 7.1.    Checks, Notes, Drafts, etc.    All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the

Corporation by such officers or other persons as from time to time are designated by the Board of Directors or by an officer authorized by the Board of Directors to make such designation.

        SECTION 7.2.    Execution of Contracts, Deeds, etc.    The Chief Executive Officer of the Corporation, and such other officers or agents of the Corporation as the Board of Directors may from time to time authorize, may enter into or execute and deliver, in the name and on behalf of the Corporation, any and all deeds, bonds, mortgages, contracts, and other obligations or instruments. Such authority may be general or confined to specific instances.

        SECTION 7.3.    Dividends.    Subject to the provisions of statute and the Articles of Incorporation, dividends upon the shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, property or shares of stock of the Corporation.

        SECTION 7.4.    Seal.    The seal of the Corporation shall be in the form approved by the Board of Directors.

        SECTION 7.5.    Fiscal Year.    The fiscal year of the Corporation shall be the calendar year, or otherwise as fixed by resolution of the Board of Directors.

        SECTION 7.6.    Amendments.    The stockholders of the Corporation and, except as otherwise provided, the Board of Directors have the power to amend or repeal existing provisions, or adopt new provisions, of these By-Laws.

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  Exhibit 3.3
CLOUD PEAK ENERGY INC.